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                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                     between

                  POWER TEST REALTY COMPANY LIMITED PARTNERSHIP

                                       and

                            THE CHASE MANHATTAN BANK

                            dated as of July 20, 2001




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                                TABLE OF CONTENTS



                                                                           PAGE
                                                                           ----

ss.1.    DEFINITIONS.........................................................1

ss.2.    THE LOAN............................................................8
         2.1.     The Loan...................................................8
         2.2.     The Third Amended Master Note..............................8
         2.3.     Interest on the Loan.......................................8
                  2.3.1.   Interest Rates....................................8
                  2.3.2.   Notification by Borrower..........................8
                  2.3.3.   Amounts, Etc......................................8
                  2.3.4    Overdue Amounts...................................8
         2.4.     Repayment of Principal.....................................9
         2.5.     Conversion Options.........................................9
                  2.5.1.   Conversion to Different Type of Loan..............9
                  2.5.2.   Continuation of Type of LIBOR Loan................9
                  2.5.3.   LIBOR Rate Loans..................................9
         2.6.     Payments and Prepayments of Principal......................9
         2.7.     Method of Computing Interest..............................10
         2.8.     Place and Method of Payments..............................10
         2.9.     Application of Payments...................................10
         2.10.    Indemnity.................................................10
         2.11.    Illegality................................................11
         2.12.    Increased Costs...........................................11
         2.13.    Taxes.....................................................12
         2.14     Change of Lending Office..................................12
         2.15     Inability to Determine Interest Rate......................12
         2.16.    Security..................................................13
         2.17.    Structuring Fee...........................................13

ss.3.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER.....................13
         3.1.     Authority.................................................13
         3.2.     Membership................................................13
         3.3.     Title to Properties; Absence of Liens.....................14
         3.4.     No Default or Violation of Law............................14
         3.5.     Environmental Compliance and Storage Tank Regulations.....14
         3.6.     Enforceability of the Loan Documents......................16
         3.7.     Use of Proceeds...........................................16
         3.8.     Financial Statements......................................16
         3.9.     No Material Changes.......................................16
         3.10.    No Materially Adverse Contracts, Etc......................16



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         3.11.    Compliance With Other Instruments, Laws, Etc..............16
         3.12.    Governmental Approvals....................................17
         3.13.    Taxes.....................................................17
         3.14.    Franchises, Patents, Copyrights, Etc......................17
         3.15.    Litigation................................................17
         3.16.    No Events of Default, Etc.................................17
         3.17.    Chief Executive Offices...................................17
         3.18.    [INTENTIONALLY DELETED]...................................18
         3.19.    [INTENTIONALLY DELETED] ..................................18
         3.20.    Collateral................................................18
         3.21.    Leases....................................................18
         3.22.    Master Lease..............................................19
         3.23.    True Copies of Partnership and Other Documents............20
         3.24.    Guaranteed Pension Plans..................................20
         3.25.    Disclosure................................................20
         3.26.    No Subsidiaries: Affiliates...............................20

ss.4. CONDITIONS OF LOAN....................................................20
         4.1.     Loan Documents. Etc.......................................20
         4.2.     Partnership Action........................................21
         4.3.     Real Estate Appraisals....................................21
         4.4.     Proceedings and Documents.................................21
         4.5.     Opinions of Counsel.......................................21
         4.6.     Security Documents........................................21
         4.7.     Collateral Notes..........................................21
         4.8.     Insurance.................................................21
         4.9.     Endorsements..............................................21

ss.5. AFFIRMATIVE COVENANTS.................................................22
         5.1.     Punctual Payment..........................................22
         5.2.     Conduct of Business.......................................22
         5.3.     Compliance with Agreements and Contracts..................22
         5.4.     Insurance.................................................22
         5.5.     Payment of Taxes..........................................23
         5.6.     Compliance with Law.......................................23
         5.7.     Notification of Material Litigation. Default, Etc.........23
         5.8.     Financial Statements, Certificates and Other Information..24
         5.9.     Notice of Material Change.................................25
         5.10.    Inspection of Properties and Books........................25
         5.11.    ERISA.....................................................25
         5.12.    Change of Name; Jurisdiction of Formation.................25
         5.13.    Maintenance of Office.....................................25
         5.14.    Further Assurances........................................25
         5.15.    Collateral Notes..........................................26
         5.16.    Principal Bank............................................26
         5.17.    Flood Insurance...........................................26





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         5.18.    Environmental Events.....................................26
         5.19.    Environmental Assessments................................26
         5.20.    Delivery of Mortgages....................................27

ss.6.    NEGATIVE COVENANTS................................................28
         6.1.     [Intentionally Deleted]..................................28
         6.2.     Liens....................................................28
         6.3.     [Intentionally Deleted]..................................28
         6.4.     Merger. Sale of Assets and Termination of Leases.........28
         6.5.     Lines of Business........................................29
         6.7.     [Intentionally Deleted]..................................29
         6.8.     [Intentionally Deleted]..................................29
         6.9.     [Intentionally Deleted]..................................29
         6.10.    [Intentionally Deleted]..................................29
         6.11.    Continent Liabilities....................................29
         6.12.    Compensation Limitations.................................30
         6.13.    Sale of Stations.........................................30
         6.14.    Modifications to Leases..................................30
         6.15.    [Intentionally Deleted.].................................30
         6.16.    [Intentionally Deleted.].................................30
         6.17.    [Intentionally Deleted]..................................30
         6.18.    Contracts with Affiliates................................30
         6.19.    Compliance with Environmental Laws.......................31

ss.7.    DISTRIBUTIONS.....................................................31
         7.1.     Permitted Distributions..................................31
         7.2.     [Intentionally Deleted.].................................31
         7.3.     [Intentionally Deleted.].................................31
         7.4.     No Distributions During Default..........................31

ss.8.    EVENTS OF DEFAULT; ACCELERATION...................................31

ss.9.    REMEDIES ON DEFAULT, ETC..........................................34
         9.1.     Foreclosure on Collateral................................34
         9.2.     Setoff...................................................34
         9.3.     Pursue Other Remedies....................................34

ss.10.     EXPENSES........................................................34

ss.11.     NOTICE, ETC.....................................................35

ss.12.     MISCELLANEOUS...................................................35

ss.13.     CONSENTS, AMENDMENTS, WAIVERS, ACKNOWLEDGMENTS, ETC.............35

ss.14.     SUCCESSORS AND ASSIGNS; PARTICIPATIONS..........................36




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EXHIBITS

Exhibit A         -        Form of Lease
Exhibit B         -        Form of Sublease
Exhibit C         -        [intentionally omitted]
Exhibit D         -        Affirmation of Loan Documents
Exhibit E         -        Master Lease



SCHEDULES

Schedule 1        -        List of Mortgages
Schedule 3.5      -        Environmental Matters
Schedule 5.4      -        Insurance
Schedule 6.2      -        Liens
Schedule 6.11     -        Contingent Liabilities
Schedule PS       -        List of Primary Stations
Schedule SS       -        List of Secondary Stations


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                  POWER TEST REALTY COMPANY LIMITED PARTNERSHIP

                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT


     This Second Amended and Restated Loan Agreement (this "Loan Agreement") is entered into as of the 20th day of July, 2001, by and between Power Test Realty Company Limited Partnership, a New York limited partnership ("the Borrower") and The Chase Manhattan Bank, a New York banking corporation (the "Bank").

     This Second Amended and Restated Loan Agreement amends and restates, but is not in satisfaction or cancellation of the underlying obligations under, or the promissory notes referred to in, the Amended and Restated Loan Agreement dated as of October 31, 1995 between the Borrower and Fleet National Bank f/k/a Fleet Bank of Massachusetts, N.A. ("Fleet") and assigned to the Bank on the date hereof (as amended, the "Original Loan Agreement"). This Loan Agreement is secured by the Bank's mortgage liens and security, interests in property of the Borrower created pursuant to the agreements and instruments executed and delivered by the Borrower in connection with the Original Loan Agreement. This Loan Agreement shall in no way release, impair or interrupt the continued perfection and priority of such mortgage liens and security interests in favor of the Bank as collateral security for the obligations of the Borrower hereunder. The Loan hereunder is in continuance of, a restatement of, and not in satisfaction or cancellation of, the loans made to the Borrower pursuant to the Original Loan Agreement.

     ss.1. DEFINITIONS. (a) The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

     Affiliate means any Person directly or indirectly, through one or more intermediaries, controlling, controlled or under common control with any other Person. For purposes of this Agreement and the other Loan Documents, each of Realty and Properties will be deemed to be an Affiliate of the Borrower.

     Agreement means this Loan Agreement, including the Exhibits and Schedules hereto, as such may be amended, modified or supplemented from time to time.

     Appraised Value, with respect to any particular Station, means the value of such Station, as set forth in an appraisal of the Station's real estate, such appraisal to be in form, substance and methodology satisfactory to the Bank and prepared by an independent appraiser approved by the Bank.

     Bank means The Chase Manhattan Bank, a New York banking corporation.

     Bank's Special Counsel means Farrell Fritz, P.C., or such other counsel selected by the Bank from time to time to represent it in connection with the Loan Documents.

     Borrower means Power Test Realty Company Limited Partnership, a New York limited partnership.


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     Business Day means a day on which banks in New York, New York are open for the transaction of banking business.

     CERCLA has the meaning set forth in ss.3.5 hereof.

     Chase Note means the promissory note of the Borrower to The Chase Manhattan Bank, N.A. dated February 1, 1985, in an original principal amount $34,000,000 and which was assigned to Fleet on December 10, 1986 and assigned to the Bank on the Closing Date.

     Closing Date means the date on which this Agreement has been executed and delivered by all parties thereto.

     Code means the Internal Revenue Code of 1986, as amended.

     Collateral Assignments means the Collateral Assignments of Leases and Rentals dated as of December 10, 1986 or November 30, 1989 between the Borrower and Bank of New England, N.A., assigned to Fleet and further assigned to the Bank on the Closing Date, as such may have been or may be amended, varied, restated, modified or supplemented from time to time.

     Collateral Note(s) means the Collateral Note dated December 10, 1986 executed by the Borrower in favor of the Bank, as successor by assignment to Fleet, in the original principal amount of $15,000,000, and each note, if any, executed pursuant to Section 5.15.

     Consolidated Tangible Net Worth shall mean (a) the consolidated assets of Realty and its consolidated Subsidiaries determined in accordance with generally accepted accounting principles, applied on a consistent basis except that there shall be excluded therefrom all obligations due to Realty and its consolidated Subsidiaries from any of its Affiliates and all intangible assets, including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and development costs, training costs, and all unamortized debt discount, and deferred charges, less (b) the consolidated liabilities of Realty and its consolidated Subsidiaries determined in accordance with generally accepted accounting principles, applied on a consistent basis.

     Contingent Liabilities means any guaranties, endorsements, agreements to purchase or provide funds for the payment of obligations of others, or other liabilities which would be classified as contingent in accordance with generally accepted accounting principles consistently applied, excluding, however, endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business, and excluding amounts claimed in litigation or any administrative or governmental claim or proceeding against the Borrower which are indemnifiable by Properties under any Lease and with regard to which the Bank has received evidence satisfactory to it that Properties acknowledges an obligation to indemnify the Borrower with respect thereto.

     Conversion Request means a notice given by the Borrower to the Bank of the Borrower's election to convert all or any portion of the Loan in accordance with ss.2.5.

     Default means any event or condition which with the lapse of time or the giving of notice,




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or both, would become an Event of Default.

     Distributions means any distributions of any kind whatever out of the property, assets, income or revenues of the Borrower in respect of all or any of the partnership interests or rights of any kind in the capital of the Borrower owned or held by any one or more of the Partners or by any one or more of the Persons to whom any such partnership interests or rights in the Borrower shall have been sold, transferred or assigned at any time or times, any return of all or any part of the contributions to the capital of the Borrower made by any Partner or any other Person to whom any partnership interest or other rights of any kind in the capital of the Borrower has been sold, transferred or assigned.

     Dollars or $ means dollars in lawful currency of the United States of America.

     Drawdown Date means the date on which all or any portion of the Loan is converted or continued in accordance with ss.2.5.

     Environmental Laws has the meaning set forth in ss.3.5 hereof.

     EPA has the meaning set forth in ss.3.5 hereof.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     Eurocurrency Reserve Rate means for any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which the Bank or any participant or assignee of the Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Events of Default means any of those events described in ss.8 hereof.

     Guaranteed Pension Plan means any pension plan maintained by the Borrower, or to which the Borrower contributes, which is required to pay plan termination insurance premiums to the Pension Benefit Guaranty Corporation.

     Guarantees means, collectively, the Realty Guaranty and the Properties Guaranty.

     Guarantors means, collectively, Properties and Realty.

     Hazardous Substances has the meaning set forth in ss.3.5 hereof.

     Hazardous Waste and PMPA Indemnification Agreement means the Amended and Restated Hazardous Waste and PMPA Indemnification Agreement dated October 31, 1995 between the Borrower, Properties and the Bank, as assignee of Fleet, as amended, modified, varied or supplemented from time to time.





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     Indebtedness means all indebtedness for borrowed money or credit received
(including obligations with respect to leases of any of the foregoing which would be required to be capitalized and carried on the balance sheet of the Borrower in accordance with generally accepted accounting principles) other than trade debt or other similar obligations incurred in the ordinary course of business.

     Interest Payment Date means (i) as to any Prime Rate Loan, the first day of the calendar month and (ii) as to any LIBOR Rate Loan the last day of the applicable Interest Period.

     Interest Period means with respect to the Loan, (i) initially, the period commencing on the Closing Date of the Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower (A) for any Prime Rate Loan, the last day of the calendar month; (B) for any LIBOR Rate Loan, 30 days; and (ii) thereafter, each period commencing on the first day of the next Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

     (b) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

     (c) if the Borrower shall fail to give notice as provided in ss.2.5, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Prime Rate Loan and the continuance of any Prime Rate Loan as a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

     (d) the Borrower shall not select an Interest Period relating to any LIBOR Rate Loan that would extend beyond the Maturity Date.

     Leases means the service Station leases covering the Stations, between the Borrower and Properties, as in effect on the date hereof, and as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

     LIBOR Business Day means any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other LIBOR market as may be selected by the Bank in its sole discretion acting in good faith.

     LIBOR Rate means for any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Bank at which Dollar deposits of an amount comparable to the LIBOR Rate Loan for such Interest Period are offered to the London office of the Bank in immediately available funds in the London interbank market for eurodollars by leading




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banks in the eurodollar market at approximately 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     LIBOR Rate Loan means all or any portion of the Loan bearing interest calculated by reference to the LIBOR Rate.

     Liens means any mortgage, security interest, lien, pledge, charge or other encumbrance of any kind.

     Loan means the loan in the principal amount of $19,819,574.61 made by the Bank to the Borrower hereunder, as evidenced by the Third Amended Master Note and the Collateral Note(s).

     Loan Documents means collectively, this Agreement, the Third Amended Master Note, the Collateral Note(s), the Chase Note, the Security Documents, the Three Party Lease Agreement and Hazardous Waste and PMPA Indemnification Agreement, the Realty Guaranty, the Properties Guaranty and all other agreements or documents under which the Borrower, Realty or Properties create or assume liabilities or obligations owed the Bank with respect to the Loan or this or any other agreement or grants collateral security therefor, as the same may be amended, modified. varied or supplemented from time to time.

     Marketing shall mean Getty Petroleum Marketing Inc., a Maryland corporation.

     Master Lease shall mean the Consolidated, Amended and Restated Master Lease dated as of November 2, 2000 between Properties and Marketing as the same may be amended, modified, varied or supplemented from time to time.

     Maturity Date means August 31, 2002.

     Mortgages means the mortgages with respect to the real property of the Borrower listed on Schedule I hereto, executed and delivered by the Borrower in favor of Bank of New England, N.A. prior to the date hereof, including, without limitation, those mortgages assigned to Bank of New England. N.A. by The Chase Manhattan Bank, N.A., as such mortgages have been or may hereafter be amended, modified or supplemented.

     Notes means, collectively, the Third Amended Master Note, all Collateral Note(s), the Chase Note, as such may be amended, varied or supplemented from time to time, and any note issued in exchange for or replacement of any such note pursuant to the terms hereof.

     Officer's Certificate means certificate signed by the chairman, the president, chief financial officer, or general partner of the Person delivering such certificate.

     Partners means, collectively, Realty, Properties and any other Person who is admitted as a general partner or a limited partner of the Borrower or to whom is transferred, sold or assigned any partnership interest or other right of any kind in the capital of the Borrower after the date hereof; and





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     Partner means any one of the Partners.

     Partnership Agreement means that Certificate and Agreement of Limited Partnership of Power Test Realty Company Limited Partnership, dated as of January 10, 1985, as amended on July 9, 1986 and on February 1, 1998, as it may be amended, modified or supplemented from time to time.

     Person means any individual, corporation, partnership, trust, unincorporated association, joint stock company or other legal entity or organization and any government or agency or political subdivision thereof.

     Plan means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

     Primary Stations means those Stations located in Delaware, Pennsylvania and New York and set forth in Schedule PS hereto.

     Prime Rate means the rate of interest per annum announced from time to time by the Bank at its main office in New York, New York as its Prime Rate.

     Prime Rate Loan means all or any portion of the Loan bearing interest calculated by reference to the Prime Rate.

     Properties means Getty Properties Corp., a Delaware corporation, successor by name change to Getty Realty Corp., a Delaware corporation.

     Properties Guaranty means that certain Guaranty Agreement dated as of January 30, 1998 by and between Properties and the Bank, as assignee of Fleet, as amended, modified or supplemented from time to time.

     RCRA has the meaning set forth in ss.3.5 hereof.

     Realty means Getty Realty Corp., a Maryland corporation, successor by name change to Getty Realty Holding Corp.

     Realty Guaranty means that certain Guaranty Agreement dated as of January 30, 1998 by and between Realty and the Bank, as assignee of Fleet, as amended, modified or supplemented from time to time.

     Regulation D means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

     Reportable Event has the meaning which is assigned to that term by ERISA.

     SARA has the meaning set forth in ss.3.5 hereof.


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     SNDA means the Subordination, Non-Disturbance and Attornment Agreement,
dated the date hereof, by and among the Bank, Borrower, Properties and Marketing

     Secondary Stations means those Stations which are not Primary Stations, as set forth in Schedule SS hereto.

     Security Documents means, collectively, the Mortgages, the Realty Guaranty, the Properties Guaranty and the Collateral Assignments.

     Stations means, collectively, all of the gasoline service stations, located at the addresses set forth on Schedule I hereto, which are owned by the Borrower and subject to a Mortgage in favor of the Bank: and Station means any one of such Stations.

     Subsidiary means, with respect to any Person that is not an individual, any other present or future corporation or other legal entity a majority of whose outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time owned directly or indirectly by such Person. For the purposes of this Loan Agreement, the Borrower shall be deemed to be a Subsidiary of Realty.

     Third Amended Master Note has the meaning set forth in ss.2.2 hereof.

     Three Party Lease Agreement means the Amended and Restated Three Party Lease Agreement relating to the Stations, among the Borrower, the Bank, as assignee of Fleet, and Properties, dated as of October 31, 1995 as such may be amended, modified, varied or supplemented from time to time.

     Type means as to all or any portion of the Loans, its nature as a Prime Rate Loan or a LIBOR Rate Loan.

     Updated Appraisal Report means an appraisal report of Akerson & Wiley to Fleet dated February 16, 2000.

     Updated Appraised Value, with respect to any Station, means the appraised value of such Station as set forth in the Updated Appraisal Report.

     (b) All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by generally accepted accounting principles. All terms not specifically defined herein which are defined in the Uniform Commercial Code as in effect in the State of New York shall have the same meanings herein as therein. Each reference herein to a particular Person shall include a reference to such Person's successors and permitted assigns. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     ss.2. THE LOAN

     ss.2.1. The Loan. Subject to the satisfaction of all terms and conditions of this Agreement,




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
the Bank agrees to continue the loan made to the Borrower pursuant to the Original Loan Agreement and outstanding on the date hereof (the "Loan"). Any portion of the Loan which is repaid may not be reborrowed. The outstanding principal amount of the Loan on the Closing Date is equal to $19,819,574.61.

     ss.2.2. The Third Amended Master Note. The Loan shall be evidenced by the Third Amended and Restated Master Note of the Borrower in the principal amount of $19,819,574.61 dated as of the date hereof (the "Third Amended Master Note").

     ss.2.3. Interest on the Loan.

     ss.2.3.1. Interest Rates. Except as otherwise provided inss.2.5, the Loan shall bear interest during each Interest Period relating to all or any portion of the Loan at the following rates:

     (a) To the extent that all or any portion of the Loan bears interest during such Interest Period at the Prime Rate, the Loan or such portion shall bear interest during such Interest Period at the Prime Rate.

     (b) To the extent that all or any portion of the Loan bears interest during such Interest Period at the LIBOR Rate, the Loan or such portion shall bear interest during such Interest Period at the LIBOR Rate plus a margin of 2.50% per annum.

     The Borrower promises to pay interest on the Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

     ss.2.3.2. Notification by Borrower. The Borrower shall notify the Bank, such notice to be irrevocable, at least three (3) LIBOR Business Days prior to the Drawdown Date of the Loan if all or any portion of the Loan is to bear interest at the LIBOR Rate.

     ss.2.3.3. Amounts, Etc. Any portion of the Loan bearing interest at the LIBOR Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple thereof. No Interest Period relating to the Loan or any portion thereof bearing interest at the LIBOR Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Loan is to be made unless a portion of the Loan at least equal to such installment payment has an Interest Period ending on such date.

     ss.2.3.4 Overdue Amounts. Overdue principal and, to the extent permitted by applicable law, overdue interest on the Loan and all other overdue amounts payable hereunder shall bear interest from the due date thereof at a rate per annum equal to two percent (2%) above the then applicable interest rate in effect as set forth in this ss.2.3, (or if no rate is in effect 2% above the Prime Rate) payable on demand, to accrue from the due date of such principal, interest or other amount and, to the extent permitted by applicable law, to be compounded monthly until the obligation of the Borrower hereunder shall be discharged, whether before or after judgment. In addition, in the event that any principal or interest on the Loan is overdue for ten (10) days or more, the Borrower shall pay a late fee in the amount of 5% of the past due payments.




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



                  ss.2.4. Repayment of Principal. The principal amount of the Loan shall be repaid in two (2) installments. The initial installment shall be in the amount of $1,981,958 and shall be payable on January 20, 2002 and the last installment shall be in the amount of $17,837,616.61 or the remaining outstanding principal balance, whichever is less, and shall be payable, together with all accrued interest and any other amounts owing to the Bank by the Borrower in connection with the Loan, on the Maturity Date.

                  ss.2.5. Conversion Options.

                  ss.2.5.1. Conversion to Different Type of Loan. The Borrower may elect from time to time to convert the Loan to another Type, provided that
(i) with respect to any such conversion of a LIBOR Rate Loan into another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any conversion of a Prime Rate Loan to a LIBOR Rate Loan or the continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, the Borrower shall give the Bank at least three (3) LIBOR Business Days prior written notice of such election; and (iii) the Loan may not be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the Loan of any Type may be converted as provided herein, provided that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of the Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                  ss.2.5.2. Continuation of Type of LIBOR Loan. Any Loan of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.5.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Bank active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto.

                  ss.2.5.3. LIBOR Rate Loans. Any conversion to or from a LIBOR Rate Loan shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall more than seven (7) LIBOR Rate Loans be outstanding at any one time.

                  ss.2.6. Payments and Prepayments of Principal.

                  (a) The Borrower may, upon two (2) Business Days' advance notice to the Bank, which if not in writing shall be promptly confirmed in writing, make voluntary full or partial prepayments of the outstanding principal amount of any Prime Rate Loan on any Business Day and any LIBOR Rate Loan on the last day of any Interest Period applicable thereto, in integral multiples of $100,000, without premium or penalty. Each such voluntary prepayment shall be applied to the last maturing installment or installments of principal of the Loan in inverse order of their maturity.

                  (b) On the date of consummation of a public offering of preferred stock or other equity interest of Realty, the Borrower shall prepay the outstanding principal amount of the Loan together with all accrued and unpaid interest thereon to the full extent of the proceeds of each such offering net of customary and usual fees incurred in connection therein including underwriter commissions. In the event any prepayment of the Loan pursuant to this Section 2.6(b) would require an indemnity payment to the Bank in accordance with Section 2.10 then, the Bank in its discretion may either (i) hold the payment in an interest-bearing account at the Bank under the Bank's sole dominion and control as cash collateral for the Obligations and not credit the same to payment of the Loan until the last day of the Interest Period then in effect or, if earlier, the date of any acceleration of the Loan or (ii) waive payment of the fee pursuant to Section 2.10. The interest accrued on any such cash collateral shall be remitted to the Borrower to the extent of any such interest after payment in full of the Loan, the interest thereon and all fees, expenses and other obligations due hereunder and under the other Loan Documents.

                  (c) No amount prepaid on the Loan may be reborrowed.

                  ss.2.7. Method of Computing Interest. All computations of interest and other amounts payable hereunder shall be made on the basis of the actual number of days elapsed divided by 360.

                  ss.2.8. Place and Method of Payments. All payments due hereunder shall be made by the Borrower to the Bank at its office at 395 North Service Road, Melville, New York, in immediately available funds for the account of the Bank without setoff, counterclaim or any other deduction whatsoever. Any payment required hereunder to be made on a day which is not a Business Day shall be made on the next succeeding Business Day.

                  ss.2.9. Application of Payments. All payments of principal on the Loan shall be applied first to reduce the principal balance of the Third Amended Master Note until such time as the outstanding principal balance of the Loan equals the aggregate principal amount of the Collateral Notes, following which any further payments shall be applied to reduce the balances owing on the Collateral Notes in such order or preference as the Bank. in its sole discretion, may determine.

                  ss.2.10. Indemnity. The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Conversion Request relating thereto in accordance with Section 2.5.1 or
(c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Loans.

                  ss.2.11. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain LIBOR Loans as contemplated by this

Agreement, the Bank shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, and (a) the commitment of the Bank to make and to allow conversion to or continuations of LIBOR Rate Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to any LIBOR Rate Loan or, with respect to any LIBOR Rate Loan, within such earlier period as may be required by law. The Borrower shall pay to the Bank, upon demand, any additional amounts required to be paid pursuant to
Section 2.10 hereof.

                  ss.2.12. Increased Costs. (a) In the event that any introduction of or change in any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D) on or after the Closing Date, by any authority charged with the administration or interpretation thereof shall occur, which:

                  (i) shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the Third Amended Master Note, or any Loan, or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Bank or lending office of the Bank and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Bank's lending office is located, or by any jurisdiction in which the Bank is organized, has its principal office or is managed and controlled); or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank; or

                  (iii) shall impose on the Bank any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which the Bank deems material, then, in any such case, the Borrower shall pay the Bank, within twenty (20) days of a written notice from Bank of such circumstances, such additional amount or amounts as the Bank shall have determined will compensate the Bank for such increased costs or reduction.

                  (b) If the Bank shall have determined that the adoption of any applicable law, rule or regulation, on or after the Closing Date, regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, the Borrower shall pay to the Bank, the additional amount or amounts as the Bank shall have determined will compensate the Bank or the Bank's holding company for such reduction. The Bank's determination of such amounts shall be conclusive and binding on the Borrower absent manifest error.

                  (c) A notice of the Bank setting forth the amount or amounts payable pursuant to Sections 2.12(a) and 2.12(b) above shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within twenty (20) days of such notice. The provisions of this Section 2.12 shall survive payment in full of the Loan.

                  ss.2.13. Taxes. Except as required by law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding income and franchise taxes imposed on the Bank by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Bank is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which the Bank's lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Bank hereunder, or under the Notes, the amount so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, the Borrower shall promptly send to the Bank, a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure together with any expenses payable by the Bank in connection therewith. The provisions of this Section 2.13 shall survive payment in full of the Loan.

                  2.14 Change of Lending Office. (a) The Bank agrees to use reasonable efforts to designate an alternate lending office with respect to any Type of Loan or Note affected by the events or circumstances described in ss.2.12 or ss.2.13 hereof to avoid or minimize the Borrower's liability thereunder; provided, however, that such efforts shall not cause the imposition on the Bank of any additional cost or legal, regulatory or administrative burdens deemed by the Bank, in its sole discretion, to be material.

                  ss.2.15 Inability to Determine Interest Rate. In the event that the Bank shall have determined (which determination shall be conclusive and binding upon the Borrower), that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to ss.2.3.1(b) for any requested Interest Period with respect to (a) the making of a LIBOR Rate Loan, (b) a LIBOR Rate Loan that will result from the requested conversion of a Prime Rate Loan into an LIBOR Rate Loan, or (c) the continuation of a LIBOR Rate Loan beyond the expiration of the then current Interest Period with respect thereto, the Bank shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Borrower of such determination. Until the Bank notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the Borrower shall not have the right to request or continue a LIBOR Rate Loan or to convert a Prime Rate Loan to a LIBOR Rate Loan.

                  ss.2.16. Security. All amounts due hereunder and under the Third Amended Master Note, the Collateral Notes and the other Loan Documents shall be secured pursuant to the Security Documents, and all such amounts shall be entitled to the benefits of such instruments and documents.

                  ss.2.17. Structuring Fee. The Borrower agrees to pay to the Bank on the date of this Agreement, a structuring fee in the amount of $70,000.

         ss.3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants to the Bank that on and as of the date hereof:

                  ss.3.1. Authority.

         (a) Organization: Good Standing. The Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of New York, (ii) has all requisite partnership power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualification and in which failure so to qualify would materially adversely affect its business or financial condition.

         (b) Authorization. The execution, delivery and performance of the Loan Documents to which the Borrower is a party and the transactions contemplated thereby (i) are within the partnership authority of the Borrower, (ii) have been duly authorized by all proper a partnership proceedings required to make the Loan Documents the valid and enforceable obligations they purport to be, (iii) will not contravene any provision of law, the Partnership Agreement, any other partnership documents or any other material agreement, instrument or undertaking binding upon the Borrower, and (iv) do not require any approval or consent of, or filing with, any governmental agency or authority.

                  ss.3.2. Membership.

         (a) The membership of the Borrower is comprised of Properties, the general partner and Realty, the limited partner.

         (b) The partnership interests of the general partner and the limited partner in the Borrower are owned by Properties and Realty, respectively, free and clear of all Liens except liens for taxes not yet due and payable.

         (c) There are no outstanding securities or partnership interests exchangeable for or convertible into or carrying any rights to acquire from any of the Borrower, Properties or Realty or any other Person, any partnership interest or any other right of any kind in the capital of the Borrower, and there are no outstanding options, warrants or other similar rights to acquire from any of the Borrower, Properties, Realty or any other Person, any partnership interest or any other right of any kind in the capital of the Borrower.

         (d) There are no outstanding commitments, options, warrants, calls or other agreements or obligations (whether written or oral) binding on any of the Borrower, Properties or Realty or which require or could require any of such Persons to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of (i) any partnership interest or any other rights of any kind in the capital of the Borrower, (ii) any securities exchangeable for or convertible into or carrying any rights to acquire any partnership interest or any other right of any kind in the capital of the Borrower, or (iii) any options, warrants or any other rights to acquire any partnership interest or any other right of any kind in the capital of the Borrower.

                  ss.3.3. Title to Properties; Absence of Liens. The Borrower has good and marketable title to all of the Stations, all properties and assets of whatever nature used in connection with the operation of the Stations, and all other properties, assets and rights reflected in the financial statements referred to in ss.3.8 hereof (except assets disposed of since such date in the ordinary course of business), free from all Liens except Liens permitted by the provisions of ss.6.2 hereof. None of the income or revenues of any character of the Borrower is subject to any Liens other than Liens permitted by the provisions of ss.6.2 hereof.

                  ss.3.4. No Default or Violation of Law. The Borrower is not in default in any material respect under any contract, agreement or obligation or in violation in any material respect of any law, decree or regulation applicable to it or its properties or business operations, which default or violation could result in an impairment of the ability of the Borrower to fulfill its obligations under the Loan Documents or a material impairment of the financial position or business prospects of the Borrower.

                  ss.3.5. Environmental Compliance and Storage Tank Regulations. The Borrower has complied in all material respects with all applicable requirements of the Solid Waste Disposal Act of 1970, as amended, including, without limitation, requirements that owners of underground storage tanks notify state and local agencies of the existence of such tanks. The Borrower is also in compliance in all material respects with underground storage tank regulations pertaining to underground leak detection and inventory audit procedures.

         The Borrower has taken, or has required its tenants to take, all appropriate steps consistent with petroleum industry practices to investigate the present condition and usage of the Stations and the operations conducted thereon and, based upon such investigation, has determined that:

                  (a) The Borrower is not in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation. those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower;

                  (b) except as provided in Schedule 3.5(b) hereto, the Borrower has not received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) to the best knowledge of Borrower, (i) no portion of any Stations has been used for the handling, processing, storage or disposal of Hazardous Substances except in compliance with applicable Environmental Laws except where failure to comply with such laws would not have a material adverse effect on the value of the Stations taken as a whole; (ii) except as set forth on Schedule 3.5(c) attached hereto, no underground tank or other underground tank storage receptacle for Hazardous Substances is located on any portion of the Stations; (iii) in the course of any activities conducted by the Borrower, no Hazardous Substances have been generated or are being used at the Stations except in accordance with applicable Environmental Laws; (iv) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened release of Hazardous Substances on, upon, into or from the properties of the Borrower, which releases would have a material adverse effect on the value of the Stations taken as a whole; (v) there have been no releases on, upon, from or into any real property in the vicinity of any of the Stations which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of the Stations taken as a whole; and (vi) in addition, any Hazardous Substances that have been generated on any of the Stations have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental laws; and

                  (d) except as set forth on Schedule 3.5(d), the Borrower is not subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

                  ss.3.6. Enforceability of the Loan Documents. Upon execution by the parties hereto and thereto, each of the Loan Documents to which the Borrower is a party will be the valid and legally binding obligation of the Borrower, enforceable against it in accordance with the terms thereof, except to the extent that the enforcement of the rights and remedies of the Bank may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors rights and remedies, and the availability of equitable remedies may be subject to the discretion of the court before which any proceeding thereof is brought.

                  ss.3.7. Use of Proceeds.

                  (a) The proceeds of the Loan shall be used to refinance the existing indebtedness of the Borrower under the Original Loan Agreement.

                  (b) No proceeds of any Loan will be used in violation of the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

                  ss.3.8. Financial Statements. The Borrower has furnished to the Bank (a) the audited consolidated financial statements of Realty and its subsidiaries, as at December 31, 2000 and (b) the unaudited consolidated financial statements of Realty and its subsidiaries as at March 31, 2001. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the respective entities named above as at the respective dates thereof and their respective results of operations for the fiscal year or quarter then ended.

                  ss.3.9. No Material Changes. Since March 31, 2001, there has been no materially adverse change in the assets, liabilities, condition (financial or otherwise), operations, properties (including intangible properties) or business of the Borrower or any Guarantor.

                  ss.3.10. No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, partnership or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement which has or is expected, in the judgment of the officers of the Borrower's general partner to have any materially adverse effect on the business of the Borrower.

                  ss.3.11. Compliance With Other Instruments, Laws, Etc. The Borrower is not in violation of any provision of its Partnership Agreement, other partnership documents or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in any of the foregoing cases in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

                  ss.3.12. Governmental Approvals. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

                  ss.3.13. Taxes. (a) The Borrower has filed all federal, state and local tax returns which are required to be filed (other than personal property tax returns required to be filed with the State of Maryland for the calendar years 1996 through 2001 with respect to which no taxes are due), and has paid all taxes shown on such tax returns and all other due and payable taxes, assessments and governmental charges of which the Borrower has knowledge, except those being contested in good faith by appropriate proceedings and as to which there have been set aside reserves adequate under generally accepted accounting principles with respect to such tax, assessment or charge so contested. All known deficiencies finally resulting from examinations of any such returns by the respective taxing authorities have been discharged or reserved against. The Borrower has set up reserves which are adequate under generally accepted accounting principles for the payment of all federal, state and local taxes for the years that have not been audited by the respective tax authorities.

         (b) As to the real estate constituting the Stations, the Borrower has caused Properties to file all tax returns of any nature which are required to be filed in connection therewith, and Properties has paid all taxes shown on such tax returns and all other due and payable taxes, assessments and other governmental charges of which Properties has knowledge.

                  ss.3.14. Franchises, Patents, Copyrights, Etc. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

                  ss.3.15. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, or any properties or rights of the Borrower, which, if adversely determined, would materially impair the ability of the Borrower to carry on its business substantially as now conducted or would materially adversely affect the financial condition of the Borrower.

                  ss.3.16. No Events of Default, Etc. No Event of Default has occurred and is continuing. No event has occurred and is continuing, and no condition exists within the knowledge of the Borrower which would, with notice or the lapse of time, or both, constitute an Event of Default.

                  ss.3.17. Chief Executive Offices. Until the Bank receives notice of a change, the chief executive offices of the Borrower and the offices where all the records and books of account of the Borrower are kept shall be located at 125 Jericho Turnpike, Suite 103, Jericho, New York 11753.

                ss. 3.18. [Intentionally Deleted]

                ss. 3.19. [Intentionally Deleted]

                ss. 3.20. Collateral.

         (a) All the obligations of the Borrower to the Bank under or in respect of the Loan Documents will, at all times from and after the execution and delivery of the Security Documents and all appropriate filings or recordings thereof, be entitled to all the benefits of and be secured by each of such Security Documents.

         (b) No financing statement which names the Borrower as a debtor has been filed in any jurisdiction in the United States or any state thereof pursuant to Article 9 of the Uniform Commercial Code of any state, and the Borrower has not signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction, other than with respect to Liens permitted by the provisions of ss.6.2 hereof, which Liens do not affect any of the property subject to the Security Documents.

         (c) No mortgages, chattel mortgages, assignments, statements of assignment, security agreements or deeds of trust have been filed by any Person or Persons with respect to any part of the property or assets of the Borrower, except for mortgages and security agreements permitted by the provisions of ss.6.2 hereof.

                ss. 3.21. Leases.

         (a) The Leases have been duly authorized and validly executed and are legal, valid and binding instruments enforceable against Properties in accordance with their terms without any defense, counterclaim or setoff, and each Lease is presently in full force and effect and has not been assigned by the Lessee, modified, supplemented or amended in any way except as described on Exhibit A hereto. Each Lease as so modified, together with the Three Party Lease Agreements, represents the entire agreement between the Borrower and Properties with respect to any Station and taken as a whole, the Leases, together with the Three Party Lease Agreements, represent all the agreements between the Borrower and Properties with respect to the Stations taken as a whole.

         (b) All installments of rent and other payments due and payable and all obligations required to be performed as of the date hereof under the Leases have been paid or performed.

         (c) There does not presently exist any event of default under any Lease or other lease of any gasoline service station or petroleum marketing terminal by Borrower to Properties (excluding any sublease from Properties to any third party) or any event which, with the giving of notice or the passage of time or both, would result in a default under any such Lease or lease.

         (d) The interest of the Borrower in each Lease is free and clear from all Liens of whatever kind or nature whatsoever.

         (e) Properties is not in default under any obligation to the Borrower under the Leases and there are no disputes between Properties and the Borrower existing as of the date hereof which affect the Leases or which may be asserted as a defense or setoff to any payments payable thereunder.

         (f) The Borrower has attached hereto as Exhibit A a copy of the form of lease which is identical to each Lease in effect on the date hereof, except for differences relating to (i) the location of the particular Station to which any Lease relates, (ii) the particular term of any Lease and (iii) the rental amounts due under any given Lease.

         (g) Any sublease of any kind with respect to any Station (other than the Master Lease, which shall be subject to the terms of the SNDA) is and will be subject and subordinate to the Mortgage relating to such Stations and substantially all of the Subleases (other than the Master Lease) are substantially in the form of one or more of the attachments included in Exhibit B annexed hereto.

         (h) There are no judicial proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or Properties which would materially impair the rights of the Borrower under the Leases or the ability of Properties to perform the covenants and obligations required to be performed under the Leases.

         (i) Properties is not the subject of any bankruptcy or insolvency proceeding nor has Properties made an assignment for the benefit of its creditors and there has been no material adverse change in the financial condition of Properties since the date of the financial statements referred to in ss.3.8(d) hereof which would materially impair the capacity of Properties to respond to its obligations under the Leases.

                ss. 3.22.   Master Lease.

         (a) The Master Lease has been duly authorized and validly executed by Properties and is a legal, valid and binding instrument enforceable against Properties in accordance with its terms without any defense, counterclaim or setoff (except as expressly provided to the contrary in the Master Lease), and the Master Lease is presently in full force and effect and has not been assigned by Properties, modified, supplemented or amended in any way. The Master Lease represents the entire agreement between Marketing and Properties with respect to any Station and the Master Lease represents all the agreements between Marketing and Properties with respect to the Stations except as set forth in Section 33.11 of the Master Lease.

         (b) All installments of rent have been paid and to the best of the Borrower's knowledge, all other payments due and payable and all obligations required to be performed as of the date hereof under the Master Lease have been paid or performed in all material respects.

         (c) There does not presently exist any Landlord Default (as that term is defined in the Master Lease) and to the best of the Borrower's knowledge no other event of default under the Master Lease or other lease of any gasoline service station or petroleum marketing terminal from the Borrower or Properties to Marketing (excluding any sublease from Marketing to any third party) or any event which, with the giving of notice or the passage of time or both, would result in a default under the Master Lease has occurred and is continuing.

         (d) The interest of Properties in the Master Lease is free and clear from all Liens of whatever kind or nature whatsoever.

         (e) Marketing is not in default under any obligation to Properties to pay rent under the Master Lease and to the best of its knowledge Marketing is not in default under any other obligation to Properties under the Master Lease and there are no material disputes between Marketing and Properties existing as of the date hereof which affect the Master Lease or which may be asserted as a defense or setoff to any payments payable thereunder.

         (f) The Borrower has attached hereto as Exhibit E a true, correct and complete copy of the Master Lease.

         (g) There are no judicial proceedings pending or, to the best knowledge of the Borrower, threatened against Properties which would materially impair the rights of Properties under the Master Lease. To the best knowledge of the Borrower, no event has occurred or condition exists which could reasonably be expected to impair the ability of Marketing to perform its covenants and obligations under the Master Lease.

                ss. 3.23. True Copies of Partnership and Other Documents. The Borrower has furnished or caused to be furnished to the Bank true and complete copies of the Partnership Agreement and other partnership documents of the Borrower, together with any amendments thereto.

                ss. 3.24. Guaranteed Pension Plans. The Borrower does not contribute to any Guaranteed Pension Plans. The Borrower does not contribute to any multiemployer plans.

                ss. 3.25. Disclosure. No material representation or warranty made by the Borrower in any Loan Document or in any agreement, instrument, document, certificate, statement or letter furnished to any Bank by or on behalf of the Borrower in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. There is no fact known to any officer of the general partner of the Borrower which materially adversely affects, or which, in the best judgment of any officer of the general partner of the Borrower, would in the future materially adversely affect, the financial position, business, operations or affairs of the Borrower.

                ss. 3.26. No Subsidiaries: Affiliates. The Borrower has no Subsidiaries and its only Affiliates (for the purposes of this Agreement and the other Loan Documents) are Realty and Properties.

                ss. 3.27 No Indebtedness. There is no indebtedness outstanding under the promissory note of the Borrower to Properties effective as of April 18, 1986 in the original principal amount of $30,500,000 and there is no indebtedness owing by the Borrower to Massachusetts Mutual Life Insurance Corporation which is secured by a lien on real property.

         ss. 4. CONDITIONS OF LOAN. The obligation of the Bank with respect to the Loan hereunder is subject to the following conditions precedent:

                ss. 4.1. Loan Documents. Etc. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto, and shall be in full force and effect on the date hereof. Executed original counterparts of each of the Loan Documents shall have been furnished to the Bank.

                ss. 4.2. Partnership and Corporate Action. The Bank shall have received certified copies of all documents relating to the due authorization and execution of the Loan Documents as the Bank may request.

                ss. 4.3. Real Estate Appraisals. The Bank shall have received from Fleet copies of all real estate appraisals delivered in connection with the Original Loan Agreement, including any amendments thereto.

                ss. 4.4. Proceedings and Documents. The Bank shall have received all such other documents as it may request and are incidental to, or necessary or desirable in connection with, the due execution and delivery of the Loan Documents, and all proceedings in connection with the transactions contemplated by this Agreement, shall be satisfactory in substance and in form to the Bank and the Bank's Special Counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank or such counsel may request. Without limiting the generality of the foregoing, the Bank shall have received all certificates, consents and other documents required to be delivered to the Bank pursuant to each of the Loan Documents.

                ss. 4.5. Opinions of Counsel. The Bank shall have received from Latham & Watkins, counsel to the Borrower, Realty and Properties, and Randi Young Filip, Esq., Vice President, General Counsel and Secretary of Realty, favorable opinions addressed to the Bank and dated the date of the execution and delivery of this Agreement, in scope and form satisfactory to the Bank and with customary qualifications and limitations.

                ss. 4.6. Security Documents. The Security Documents and the appropriate financing statements and other documents with respect thereto and necessary to enable the Bank to perfect its security interests or mortgage liens thereunder shall have been duly executed by the Borrower and the other parties thereto and filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such security interests or mortgage liens, and there shall have been completed all other actions necessary for the perfection of such security interests or mortgage liens.

                ss. 4.7. Collateral Notes. The Collateral Notes contemplated byss.5.15 shall have been executed and delivered by the Borrower to the Bank.

                ss. 4.8. Insurance. The Bank shall have received certificates of insurance for the Stations reflecting the insurance the Borrower is required to maintain pursuant toss.5.4 hereof, each in form and substance satisfactory to the Bank.

                ss. 4.9. Endorsements. The Bank shall have received (a) the promissory note of the Borrower to The Chase Manhattan Bank, N.A., dated February 1, 1985, in a principal amount of

$34,000,000.00 (the "Chase Note"), properly endorsed by The Chase Manhattan Bank, N.A. to Fleet and from Fleet to the Bank and (b) the Second Amended and Restated Master Note dated March 1, 2000 of the Borrower to Fleet National Bank in the principal amount of $22,619,074.61.

                ss. 4.10. Amendment and Reaffirmation of Loan Documents. The Bank shall have received an Amendment and Reaffirmation of Loan Documents in the form attached as Exhibit D hereto duly executed by the Borrower and the Guarantors.

                ss. 5. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, so long as the Loan, the Third Amended Master Note, any Collateral Note or the Chase Note is outstanding, or any obligations are owed to the Bank under any of the Loan Documents:

                ss. 5.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and any mandatory prepayments, all in accordance with the terms hereof and of the Notes.

                ss. 5.2. Conduct of Business. The Borrower will:

                (a) do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence, rights (charter and statutory), and franchises, licenses, patents, material trademarks and service marks, and copyrights; and

                (b) keep true and accurate records and books of account, prepared in accordance with generally accepted accounting principles, consistently applied;

                (c) cause all of its properties used or useful in the conduct of its business to be maintained and kept in condition, repair working and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and continue, to engage primarily in the business now conducted by it and in related businesses.

                ss. 5.3. Compliance with Agreements and Contracts. The Borrower will observe, conform to and comply with the provisions of its Partnership Agreement and other partnership documents, all leases (including the Leases), and all agreements and instruments by which it or any of its properties may be bound.

                ss. 5.4. Insurance. The Borrower will at all times maintain, or cause to be maintained, the minimum insurance coverages described on Schedule
5.4 hereto and such other insurance as the Bank may reasonably require from time to time (except to the extent any such other insurance coverages are not required to be maintained by Marketing pursuant to the Master Lease for those Stations demised to Marketing pursuant thereto). Notwithstanding and without limiting the foregoing, the Borrower will keep or cause the lessees under the Leases to keep each Station continuously insured, in amounts sufficient to prevent the Borrower from being a coinsurer of any loss under the applicable policies, but in any event in amounts not less than the amounts specified on Schedule 5.4 hereto (or, if applicable, the Master Lease) as to property, casualty and liability policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the Bank, (a) shall be in form satisfactory to the Bank. (b) shall be issued by companies satisfactory to the Bank, (c) shall be maintained in full force and effect, and copies thereof shall be delivered to the Bank. with copies of receipts for premiums prepaid, (d) shall provide that losses are payable to the Bank pursuant to a loss payable-to-mortgagee clause which is, as to each Station, standard in the jurisdiction in which such Station is situated, not subject to contribution, (e) shall not be invalidated or adversely affected and shall be payable to the Bank notwithstanding any act or omission of the Borrower or Properties or any employee thereof or any defense the insurer may have to payment of the same to the Bank or to any person holding any other interest in any Station, (f) shall be primary and without any right of contribution as to any other insurance carried by or for the Borrower or Properties and shall be endorsed to state that all terms and conditions except for limits of liability shall operate in the same manner as if there were a separate policy covering each insured, (g) with respect to property insurance, shall provide for full repair and replacement coverage without allowance for depreciation, and (h) shall provide for at least sixty (60) days notice to the Bank of cancellation, termination or material change. Certificates of insurance, addressed to the Bank, evidencing such public liability, property damage and worker compensation insurance may be delivered to the Bank in lieu of the policies therefor, provided that a copy of the underlying policy is also delivered to the Bank.

                ss. 5.5. Payment of Taxes. The Borrower will cause to be paid and discharged, before the same shall become in default, all due and payable lawful taxes, assessments and governmental charges or levies imposed upon it or upon its properties, sales or activities or upon the income and profits thereon, or upon any part thereon, or for labor, materials and supplies, which, if unpaid, might become a lien or charge upon such property or any part thereof, provided that the provisions of this ss.5.5 shall not require to be paid and discharged any such tax, assessment, charge, levy, or claim so long as the same shall be actively contested in good faith by appropriate proceedings and as to which there shall have been set aside reserves adequate with respect to such tax, assessments, charge, levy or claim so contested, and provided further that such tax or other sum shall be paid before it gives rise to a lien against any property of the Borrower.

                ss. 5.6. Compliance with Law. The Borrower will (a) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including Environmental Laws, noncompliance with which would have a material adverse effect on the business, operations or financial condition of the Borrower or the ability of the Borrower to fulfill its obligations under this Agreement or the other Loan Documents, and (b) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with, any court or judicial, administrative or governmental authority, which may be or may become necessary in order that it perform all of its obligations under this Agreement or the other Loan Documents and in order that the same may be valid and binding and effective in accordance with their terms and in order that the Bank may be able freely to exercise and enforce any and all of its rights under this Agreement or the other Loan Documents.

                ss. 5.7. Notification of Material Litigation. Default, Etc. The Borrower will promptly notify the Bank of (a) the commencement of any litigation or administrative proceeding initiated against it (if it has knowledge of the same) which is likely to involve any material risk of any material judgment or liability not substantially covered by insurance or which may otherwise result in a material adverse change in the assets, financial condition or business of the Borrower, and (b) the occurrence of any Default or Event of Default hereunder. The Borrower will promptly give notice to the Bank of the occurrence of any material default under any other material instrument or agreement to which the Borrower (if it has knowledge of the same) is a party, and if any person shall give any notice or take any other action in respect of a claimed material default under any other evidence of indebtedness, indenture, note or other obligation as to which the Borrower is a party or obligor, whether as principal or surety, the Borrower shall promptly give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.

                ss. 5.8. Financial Statements, Certificates and Other Information. The Borrower will furnish or cause to be furnished to the Bank with regard to the Borrower, Properties and Realty, as the case may be:

                        (a) as soon as available but in any event within
                forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of Realty, unaudited consolidated balance sheets for Realty and its Subsidiaries as at the end of such quarter, and unaudited consolidated statements of income and cash flows for Realty and its Subsidiaries for the period commencing with the end of the preceding fiscal year and ending with the end of such quarter prepared in accordance with generally accepted accounting principles consistently applied, in each case the financial statements for realty and its Subsidiaries shall be certified by the chief financial officer of Realty, subject, however to audit and year-end adjustments.

                        (b) as soon as available but in any event within ninety
                (90) days after the end of each fiscal year of Realty, audited consolidated balance sheets for Realty and its Subsidiaries as at the end of such fiscal year and audited consolidated statements of income and cash flows for Realty and its Subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, in each case accompanied by the opinion of and report by Price Waterhouse Coopers LLP or other independent certified public accountants of nationally recognized standing selected by Realty, as the case may be, and acceptable to the Bank, such opinion to be unqualified as to scope limitations imposed by Realty and otherwise without qualification except as therein noted;

                        (c) accompanying each set of financial statements of
                Realty furnished pursuant to paragraph (a) or (b) above, an officer's certificate executed by the chief financial officer of the Borrower and Realty stating that a review of the activities of the Guarantors and the Borrower during the period covered by such financial statements has been made under the supervision of the signer with a view to determining whether, during such period, each of the Guarantors and the Borrower has complied with the Loan Documents to which it is a party and either (i) stating that, to the best of his or her knowledge and belief, there neither exists on the date of such certificate, nor existed during such period, any Default or Event of Default; or
                (ii) if any such Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Guarantors or the Borrower, as appropriate, has taken, is taking or proposes to take with respect thereto;

                        (d) to the extent available, if at all, as soon as
                available but in any event within one hundred eighty (180) days after the end of each fiscal year of Realty, any CPA management letters prepared for Realty or any of its Subsidiaries relating to the annual audit; and

                        (e) with reasonable promptness, such other information
                relating to the business or financial affairs of the Borrower, Properties or Realty as the Bank may reasonably request.

                ss. 5.9. Notice of Material Change. Each of the Borrower, Properties and Realty will promptly notify the Bank of any material adverse change in its financial condition, business or operations.

                ss. 5.10. Inspection of Properties and Books. The Bank or any of its designated representatives shall have the right to visit and inspect any of the properties of the Borrower, to examine the books of account of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may desire.

                ss. 5.11. ERISA. The Borrower will promptly notify the Bank of any Reportable Event as defined in Section 4043 of ERISA (other than a Reportable Event as to which the Pension Benefit Guaranty Corporation has waived the applicable 30-day notice requirement pursuant to the provisions of ERISA) or any notice of termination of any Plan under Sections 4041 or 4042 of ERISA. The Borrower shall not permit any employee pension benefit plan (as that term is defined in Section 3 of ERISA) maintained by the Borrower to (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code which might result in a material liability for the Borrower, or (b) incur any accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived, or (c) terminate any such benefit plan in a manner which could result in the imposition of any material lien or encumbrance on the assets of the Borrower under Section 4068 of ERISA.

                ss. 5.12. Change of Name; Jurisdiction of Formation. The Borrower will notify the Bank thirty days in advance of (i) any proposed change in its partnership name and (ii) any change in the jurisdiction of its formation, and the Borrower will duly execute and deliver appropriate financing statements and other documents necessary to enable the Bank to maintain continuously perfected security interests under the Security Documents and shall take all other actions requested by the Bank necessary to maintain the perfection and priority of such security interests.

                ss. 5.13. Maintenance of Office. The Borrower will maintain its chief executive office in Jericho, New York, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Borrower in respect of the Notes may be made.

                ss. 5.14. Further Assurances. The Borrower shall at any time or from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents.

                ss. 5.15. Collateral Notes. In addition to the Third Amended Master Note, the Borrower agrees that with respect to any or all of the real estate interests to be made subject to Mortgages, it will execute and deliver to the Bank such notes as the Bank and the Borrower may agree upon, it being understood, however, that (a) the aggregate of all payments or recoveries on the Collateral Notes and the Third Amended Master Note shall not exceed the amount of the Loan on the date of this Agreement plus any and all interest, fees and other amounts owed the Bank hereunder or under the Loan Documents, and (b) any payments or recoveries on the Collateral Notes shall be credited to the principal of the Loan outstanding and such interest, fees or other amounts in such order of application as the Bank may determine. All Collateral Notes shall be payable to the order of the Bank, on demand.

                ss. 5.16. Principal Bank. The Borrower shall designate and maintain the Bank as its principal bank of account.

                ss. 5.17. Flood Insurance. If at any time during the term of this Agreement any of the real property of the Borrower or any portion thereof is designated a "Flood Hazard Area" pursuant to the Flood Disaster Protection Act of 1973 or any amendments or supplements thereto, the Borrower shall obtain flood insurance, in such total amount as the Bank may from time to time require and shall otherwise comply with the National Flood Insurance Program as set forth in said Act.

                ss. 5.18. Environmental Events. The Borrower will promptly give notice to the Bank (i) of any violation of any Environmental Law that the Borrower reports in writing or is reportable by the Borrower in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency, and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including any notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower. The Borrower covenants and agrees that if any release or disposal of Hazardous Substances shall occur or shall have occurred at any Station, Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of the Station as necessary to comply with all Environmental Laws.

                ss. 5.19. Environmental Assessments. Whether or not an Event of Default shall have occurred, but only in the event that facts or circumstances have come to the attention of the Bank reasonably indicating (i) that the use or operation of any Station does not comply with any Environmental Law or (ii) the presence of Hazardous Substances in the soil or water at any Station, the Bank may request that Borrower deliver to the Bank all information pertaining to such occurrence or conditions available to the Borrower and that Borrower inform the Bank of any proposed actions by the Borrower to rectify such occurrence or condition. If upon review of such material provided by the Borrower concerning such occurrence or conditions and the Borrower's plans with respect thereto, the Bank is not satisfied in its reasonable discretion that such plans will promptly correct and rectify such occurrence or condition, the Bank may obtain one or more environmental assessments or audits of any such affected Station prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Bank to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at such Station and (ii) whether the use and operation of such Station complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Station including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Bank deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

                ss. 5.20. Delivery of Mortgages. In the event the Borrower shall have not paid in full the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon on or prior to January 20, 2002, then the Borrower will upon request of the Bank, in the Bank's sole and absolute discretion and, at the Borrower's sole cost and expense, provide to the Bank with the following:

         (i) An appraisal of each Station, prepared by an appraiser designated by the Bank, in form and substance reasonably acceptable to the Bank. The Bank shall have the right to adjust the amount reflected in such appraisal based upon the review thereof by its "in-house" appraisal group.

         (ii) An environmental assessment of each Station, prepared by an environmental consultant retained by the Bank, in form and substance reasonably acceptable to the Bank. The Bank reserves the right, in its sole and absolute discretion, to conduct its own investigation of each Station, and the Borrower hereby grants to the Bank, its agents, employees, consultants and contractors the right to enter upon the premises of each Station and to perform such tests on the premises of each Station as are necessary to conduct such a review or investigation.

         (iii) A policy or policies of mortgage title insurance in the then aggregate outstanding principal balance of the Loan insuring the lien of the Mortgages, subject only to those exceptions to title as are reasonably acceptable to the Bank and its counsel, and with affirmative insurance with respect to such matters as the Bank or its counsel may reasonably require. The title policy shall be issued by a company or companies acceptable to the Bank (the "Title Company"), and shall contain such terms and coverage as the Bank and its counsel shall deem reasonably acceptable, and shall name the Bank as the insured party.

         (iv) Certificates of compliance or occupancy covering all improvements located at each Station as to the extent the same are required as of the then current date, together with a search of municipal violations against each Station, in each case in form and substance satisfactory to the Bank and the Bank's counsel.

         (v) An up-to-date survey of each Station, satisfactory to the Bank and its counsel, which survey shall be certified to the Title Company and to the Bank (the "Survey"). The Survey shall show, in addition to the metes and bounds of the perimeter, all monuments and angles referred to in the description, dimensions and locations of any above ground improvements, easements, rights of way, adjoining sites and encroachments, and the extent thereof, established building lines and street lines, the distance to and the names of the nearest intersecting streets, and such other details as the Bank may request.

         (vi) copies of each Lease to the extent not previously delivered to the Bank.

         The Borrower, Realty and Properties shall execute any and all documentation concerning environmental matters as the Bank may request, which documentation shall include, but not be limited to, an indemnification that shall survive foreclosure or a conveyance made pursuant to a deed in lieu of foreclosure.

         The Borrower shall execute any and all documentation required by the Bank to amend and restate the Mortgages and the Collateral Assignments in a manner satisfactory to the Bank and its counsel in all respects.

         ss. 6. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as the Loan, the Third Amended Master Note, any Collateral Note or the Chase Note is outstanding, or any obligations are owed to the Bank under any of the Loan Documents:

                ss. 6.1. [Intentionally Deleted]


                ss. 6.2. Liens. The Borrower will not create, incur, assume or permit to exist any Lien, on any properties or assets owned by it, except:

                (a) Liens and security interests granted in favor of the Bank pursuant to the terms of any of the Loan Documents;

                (b) Liens in respect of taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of ss.5.5 hereof:

                (c) judgment Liens which shall not have been in existence for a period longer than thirty days after the creation thereof, or if a stay of execution shall have been obtained, for a period longer than thirty days after the expiration of such stay;

                (d) Liens on real property owned by the Borrower existing on the Closing Date, in favor of certain existing creditors described on Schedule 6.2(d) hereto and securing Indebtedness, described on Schedule 6.2(d) hereto, or other Liens on such real property incurred in connection with the refunding or refinancing of the Indebtedness owed to such creditors; and

                (e) easements, rights of way, restrictions on use and other similar charges or encumbrances on real property which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by the Borrower of the real property encumbered thereby in the normal course of it business or materially impair the value of the property subject thereto; and

                (f) Liens listed as exceptions to any title insurance policy relating to the Stations assigned to the Bank by Fleet or any insurance policy relating to real property of the Borrower not subject to Mortgages.

                ss. 6.3. [Intentionally Deleted]

                ss. 6.4. Merger. Sale of Assets and Termination of Leases. The Borrower will not:

                (a) consolidate or merge with or into any other Person or agree to or effect any asset acquisition or stock acquisition or otherwise alter its capital structure;

                (b) sell, lease, transfer or otherwise dispose of any of its assets other than (i) for the fair market value in cash of the assets disposed of, or (ii) in the case of the Stations, in accordance with the provisions of ss.6.13; or

                (c) sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets, regardless of the value to be received therefor;

                (d) terminate any Lease or other lease of properties except in connection with the sale of a Station in accordance with the provisions of ss.6.13.

                ss. 6.5. Lines of Business. The Borrower will not engage in any business other than those lines of business in which the Borrower is engaged on the date hereof or any business related thereto.

                ss. 6.6 Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Worth to be less than the amount set forth below opposite the applicable date:

DATE                                            AMOUNT
----                                            ------

Closing Date                                    $122,000,000

September 30, 2001                              the greater of 95% of the
                                                Consolidated Tangible Net Worth
                                                at March 31, 2001 and 95% of the
                                                actual Consolidated Tangible Net
                                                Worth at June 30, 2001

December 31, 2001 and the last day of           95% of the actual Consolidated
each fiscal quarter thereafter                  Tangible Net Worth as of the
                                                last day of the immediately
                                                preceding fiscal quarter


                ss. 6.7. [Intentionally Deleted]

                ss. 6.8. [Intentionally Deleted]

                ss. 6.9. [Intentionally Deleted]
                ss. 6.10. [Intentionally Deleted]

                ss. 6.11. Continent Liabilities. The Borrower will not create, incur, assume or permit to exist any Contingent Liabilities except for (i) those incurred pursuant to the terms of the Loan Documents, (ii) the Contingent Liabilities described on Schedule 6.11 hereto, and (iii) Contingent Liabilities incurred in the ordinary course of business and not exceeding $100,000 in any instance and $500,000 in the aggregate.

                ss. 6.12. Compensation Limitations. The Borrower will not pay any wages, salary, bonus, commission or other compensation for services in excess of the reasonable value to the Borrower of such services.

                ss. 6.13. Sale of Stations. (a) The Borrower will not sell any Primary Station except upon the election of the Borrower of one of the following: (a) repayment of the Loan in an amount at least equal to the Updated Appraised Value of such Primary Station, or (b) the substitution of one or more gasoline station properties with an Appraised Value (such appraisal to be paid for by the Borrower in the case of Stations that are purchased, and the Updated Appraisal Report sets forth the value in the case of the substitution of a Secondary Station) equal to or greater than the Updated Appraised Value of the Primary Station sold. Prior to the sale of any Primary Station, in the case of repayment under clause (a) above, the Borrower shall pay to the Bank an amount at least equal to the Updated Appraised Value for such Primary Station. Promptly after receipt of such payment pursuant to clause (a), the Bank will release the Mortgage relating to the Primary Station to be sold. Any station(s) substituted for a Primary Station in accordance with the provisions of this ss.6.13 shall, prior to or at the time of such sale, be made subject to a Mortgage on terms equivalent to those in effect with regard to the Primary Station sold. Upon satisfaction of the conditions for substitution hereunder, any substituted station shall become a Primary Station hereunder and, where the Bank has not previously released the Primary Station as provided herein, the Bank shall release the Mortgage relating to the Primary Station to be sold. All properties designated for substitution shall either be (i) purchased from third parties at a price which approximates its fair market value, provided that the Appraised Value of such property or properties shall be equal to or greater than the Updated Appraised Value of the Primary Station for which it is substituted, and the Borrower shall provide to the Bank upon its request any information relating to the property to be purchased and any agreements or instruments in connection therewith, or (ii) any of the Secondary Stations which have not been released from their Mortgages, provided that the Borrower obtains a current date down endorsement to the existing title insurance policy for such Secondary Station showing no new encumbrances other than liens permitted under Section 6.2.

                (b) Upon the Borrower's written request from time to time, the Bank will discharge its Mortgage on any Secondary Station, provided the Borrower covenants that during the term of this Loan, as it may be extended, and so long as the Borrower shall continue to own such Secondary Station, such Secondary Station shall remain free of mortgage liens and any other security interest, other than liens permitted under Section 6.2.

                ss. 6.14. Modifications to Leases. The Borrower will not, without the prior written consent of the Bank, make any material waivers or agreements respecting, or enter into any material amendments, modifications or alterations relating to any provision of any Lease, nor will it declare any Lease in default, exercise any of the rights or remedies of lessor under any Lease, settle or compromise any claims relating to any Lease, or exercise or grant any approval under any material Lease, whether verbal or in writing.

                ss. 6.15. [Intentionally Deleted.]

                ss. 6.16. [Intentionally Deleted.]

                ss. 6.17. [Intentionally Deleted.]

                ss. 6.18. Contracts with Affiliates. The Borrower will not enter into or participate in any agreements or transactions of any kind with any Partner or Affiliate or any Affiliate of any Partner, except for (a) agreements or transactions in the ordinary course of business and on an arm's length basis involving terms no less favorable to the Borrower than would be the terms of a similar agreement or transaction with any person other than a Partner, Affiliate or Affiliate of a Partner, and (b) existing written agreements or contracts which have been disclosed to the Bank.

                ss. 6.19. Compliance with Environmental Laws. The Borrower will not (i) use any of the Stations or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, (ii) cause or permit to be located at any of the Stations any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with applicable Environmental Laws,
(iii) generate any Hazardous Substances at any of the Stations, (iv) conduct any activity at any of the Stations or use any of the Stations in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or at the Stations or (v) otherwise conduct any activity at any Station or use any Station in any manner that would violate any Environmental Law or bring such Station in violation of any Environmental Law.

         ss. 7. DISTRIBUTIONS.

                ss. 7.1. Permitted Distributions. The Borrower may make partnership Distributions except as otherwise prohibited byss.7.4 hereof.

                ss. 7.2. [Intentionally Deleted.]

                ss. 7.3. [Intentionally Deleted.]

                ss. 7.4. No Distributions During Default. Notwithstanding the foregoing, the Borrower shall not make any Distribution if a Default or Event of Default then exists, or would occur after giving effect to such Distribution.

         ss. 8. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default") shall occur:

                (a) if the Borrower shall fail to pay the principal owing on any of the Notes or shall default in the payment of any principal obligation under any of the Loan Documents when the same shall become due and payable, whether at maturity or at any date fixed for payment or prepayment or by acceleration or otherwise;

                (b) if the Borrower shall fail to pay any interest owing on any of the Notes, or any other sums due hereunder or under any of the Loan Documents when the same shall become due and payable, whether at maturity or at any date fixed for payment or prepayment or by acceleration or otherwise; or

                (c) any representation or warranty made in writing by or on behalf of the Borrower or any Guarantor in any Loan Document to which it is a party or in connection with any of the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made; or

                (d) if the Borrower shall default in the performance of or compliance with any term, covenant or provision applicable to it contained in ss.ss.6 or 7 hereof, provided, that with respect to any Lien or Contingent Liability incurred without the consent or voluntary action of the Borrower, the Borrower shall have ten (10) days after the Borrower receives knowledge of the existence of such Lien or Contingent Liability in which to discharge such Lien or Contingent Liability, provided, however, that the Borrower may contest such Lien or Contingent Liability in good faith so long as (i) the enforcement thereof is stayed, (ii) the Borrower has set aside reserves therefor which are adequate under generally accepted accounting principles or has furnished the Bank with security therefor acceptable to the Bank and (iii) such contest does not involve any material risk of foreclosure, sale, forfeiture or loss of, or imposition of any Lien on, other than a Lien permitted by ss.6.2, any Station; or

                (e) if the Borrower shall default in the performance of or compliance with any term, covenant or provision applicable to it contained in ss.5 hereof and such default if capable of cure shall not have been remedied within ten (10) days after notice from the Bank of such default; or

                (f) if the Borrower shall default in the performance of or compliance with any other material term, covenant or provision contained herein, other than those referred to in ss.ss.8(d) and (e) hereof, or in any of the Loan Documents and such default if capable of cure shall not have been remedied within ten (10) days after notice from the Bank of such default or such longer period of time as is provided for in any other Loan Documents; or

                (g) [intentionally omitted]; or

                (h) if the Borrower, Properties or Realty (i) shall fail to pay at maturity or within any applicable period of grace, any obligation for money borrowed or credit advances in excess of $100,000 in the aggregate, (ii) shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit advanced in excess of $100,000 in the aggregate and such failure would permit the acceleration of the indebtedness evidenced or secured by such agreement, or
(iii) shall have received notice of the existence of a default resulting from its failure to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing money borrowed or credit advanced in excess of $100,000 in the aggregate , and such default shall continue without waiver thereof beyond any period of grace provided with respect thereto; or

                  (i) if any of the Borrower, Properties, or Realty shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay or shall generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of it or of any substantial part of its assets or shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or similar law of any jurisdiction, now or hereafter in effect or shall take any action to authorize or in furtherance of any of the foregoing; or

                  (j) if any such petition or application shall be filed or any such proceeding shall be filed against any of the Borrower, Properties, or Realty and shall remain undischarged for a period of more than 30 days after the filing thereof or a decree or order shall be entered appointing any such trustee, custodian, liquidator or receiver, or adjudicating such entity a bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief shall be entered in respect of such entity in an involuntary case under federal bankruptcy laws as now or hereafter in effect; or

                  (k) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, whether or not consecutive, any final judgment against the Borrower, Properties or Realty which, with other outstanding final judgments, undischarged, against the Borrower, Properties or Realty exceeds in the aggregate $100,000; or

                  (1) any of the Loan Documents shall for any reason cease to be in full force and effect in accordance with its terms or the validity or enforceability thereof shall be contested by the Borrower, any Partner of the Borrower, Properties or Realty; or

                  (m) if Properties shall fail to make any lease payment under any Lease when the same shall become due and payable (after giving effect to any grace period applicable thereto), or shall fail to make any payment under any Loan Document to which Properties is a party when the same shall become due and payable, or shall default in the performance of or compliance with any term, covenant or provision contained in any Loan Document to which Properties is a party or in any Lease between Properties and the Borrower relating to any Station; or

                  (n) any Reportable Event which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing, or any Plan shall be terminated, in either case in circumstances giving rise to liabilities which are material in amount or otherwise having a materially adverse effect on the financial condition of the Borrower, or a trustee shall be appointed by a United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

                  (o) if any Guarantor should default in the performance of or compliance with any term, covenant or provision contained in its Guaranty or any other Loan Document to which it is a party and such default, if capable of cure, shall not have been remedied within ten (10) days after notice from the Bank of such default; or

                  (p) the Master Lease shall, for any reason, cease to be in full force and effect or a "Landlord Default" (as that term is defined in the Master Lease) shall have occurred and be continuing; or

                  (q) Properties shall cease to be a wholly-owned subsidiary of Realty;

then and in any such event (i) the Borrower shall not make any further Distributions of any kind, and (ii) the Bank may by notice to the Borrower declare all amounts owing to the Bank on or pursuant to the Loan Documents to be forthwith due and payable, where upon the same shall forthwith mature and be and become immediately due and payable together with interest thereon as well as all other amounts then owing on or pursuant to the Loan Documents, without presentment, demand, protest or notice, all of which are hereby waived, provided that in the event of any Event of Default specified in ss.ss.8(i) and (j) hereof, all such amounts shall be and become forthwith due and payable automatically and without any requirement of notice from the Bank.

         ss.9. REMEDIES ON DEFAULT, ETC. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Bank may, in addition to accelerating the Loan, do any one or more of the following acts, as the Bank in its sole and complete discretion may elect:

                  ss.9.1. Foreclosure on Collateral. Institute legal proceedings to foreclose upon and against the Stations under the Mortgages, and exercise any other right, power, privilege or remedy which may be available to a secured party under the Uniform Commercial Code or other applicable law, to recover all amounts then due and owing under the Loan Documents.

                  ss.9.2. Setoff. Regardless of the adequacy of any collateral, apply to or set off against the payment of obligations of the Borrower under the Loan Documents and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Bank or its Affiliates, any deposits or other sums credited by or due from the Bank or its Affiliates (including, without limitation, any foreign branches of the Bank) to the Borrower and any securities or other property of the Borrower in the possession of the Bank or its Affiliates.

                  ss.9.3. Pursue Other Remedies. The Bank may proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement, the Notes and the Security Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement or any of the other Security Documents or in aid of the exercise of any power granted to the Bank herein or therein.

                  ss.9.4. Cumulative Remedies. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         ss.10. EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower will (a) reimburse the Bank for all its reasonable out-of-pocket expenses (including but not limited to the reasonable attorneys' fees and disbursements of the Bank's Special Counsel and other reasonable attorneys fees and disbursements), incurred or expended in connection with the preparation or interpretation of this Agreement and the other Loan Documents or any amendment hereof or thereof and in connection with the assignment of the Original Loan Agreement from Fleet to the Bank, including without limitation, recording fees incurred in connection with recordation of the assignments of the Mortgages from Fleet, (b) pay any fees incurred in connection with any appraisal of any Station or any property proposed to be substituted for any Station, (c) reimburse the Bank for its expenses incurred or expended in connection with the enforcement of any obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or any litigation, proceeding, dispute or so-called "workout" in any way related to the loan hereunder, (d) pay any taxes (including any interest and penalties in respect thereof), other than the Bank's federal and state income or franchise taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify the Bank with respect thereto) and (e) pay and hold the Bank and any holder of any Note harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and to save the Bank and the holder of any Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

         ss.11. NOTICE, ETC. All notices and other communications made or required to be given pursuant to this Agreement shall be deemed delivered if in writing (or in the form of a telecopy confirmed by letter) addressed as provided below and if either (a) actually delivered at said address, or (b) in the case of a letter. five Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

         (i) if to the Borrower, at 125 Jericho Turnpike, Suite 103, Jericho, New York 11753, Attention: Finance Department, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving such notice; or

         (ii) if to the Bank, at 395 North Service Road, Melville, New York 11747, Attention: Relationship Manager, Getty Realty Corp., or at such other address for notice as the Bank shall last have furnished in writing to the Person giving such notice.

         ss.12. MISCELLANEOUS. Whether or not the Loan is outstanding, this Agreement shall continue in full force and effect until all obligations of the Borrower under any of the Loan Documents have been fully paid. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement or any amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart. This Agreement and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in ss. 13 of this Agreement.

         ss.13. CONSENTS, AMENDMENTS, WAIVERS, ACKNOWLEDGMENTS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Bank may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Bank.

         No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         ss.14. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

                  (b) The Bank reserves the right, at its sole cost and expense, to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans to such banks, lending institutions or other financial institutions as it may choose and without the consent of the Borrower. The Bank may furnish any information concerning the Borrower in its possession from time to time to any assignee or participant (or proposed assignee or participant) provided such assignee or participant has agreed to maintain the confidentiality thereof pursuant to the Bank's customary and usual form of agreement therefor. The Bank may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that no such assignment shall release the Bank from its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party to this Agreement.

         ss.15. GOVERNING LAW; SUBMISSION TO JURISDICTION.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.11 HEREOF. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first set forth at the beginning of this Agreement.


                                      POWER TEST REALTY COMPANY
                                      LIMITED PARTNERSHIP

                                      By:      Getty Properties Corp.
                                               Its General Partner

                                               By: /s/ LEO LIEBOWITZ
                                                   -----------------------
                                               Name:  Leo Liebowitz
                                               Title: President



                                      THE CHASE MANHATTAN BANK

                                      By: /s/  RICHARD G. WILLIAMS
                                          ---------------------------
                                      Name:    Richard G. Williams
                                      Title:   Vice President